EXHIBIT 99.2

Huen Electric, Inc.

condensed COMBINED interim Financial Statements

june 30, 2018 AND 2017

(Unaudited)

Huen Electric, Inc.

Table of Contents

COMBINED INTERIM Financial Statements

Balance Sheets as of June 30, 2018 (unaudited) and December 31, 2017	3
Unaudited Statements of Income	4
Unaudited Statements of Comprehensive Income	5
Unaudited Statements of Cash Flows	6
Notes to Financial Statements (Unaudited)	7–11

HUEN ELECTRIC, INC.
COMBINED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$13,619,072	$18,272,401
Accounts Receivable, net	36,623,200	33,099,721
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	11,875,291	1,832,051
Employee Advances	135,874	390
Refundable Income Taxes	152,017	443,143
Prepaid Expenses	75,652	83,571
Total Current Assets	62,481,106	53,731,277

INVESTMENTS	—	5,331,841

PROPERTY AND EQUIPMENT, net	1,598,863	1,722,392

OTHER ASSETS
Security Deposits	12,950	12,950
Investment in Clark Wacker, LLC	14,994	13,994
Total Other Assets	27,944	26,944

TOTAL ASSETS	$64,107,913	$60,812,454

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Maturities of Notes Payable - Former Stockholders	$433,351	$715,088
Accounts Payable	18,739,824	11,588,781
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	6,394,050	8,348,530
Income Taxes Payable	35,382	40,000
Accrued Expenses	6,602,170	5,654,792
Distributions Payable	—	3,569,125
Total Current Liabilities	32,204,777	29,916,316

STOCKHOLDERS' EQUITY
Common Stock	1,059,408	1,059,408
Paid-in-Surplus	2,408,427	1,629,090
Retained Earnings	27,162,941	28,321,988
Unrealized Loss on Market Value Valuation	—	(669,024)
Noncontrolling Interests	1,272,360	554,676
Total Stockholders' Equity	31,903,136	30,896,138

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$64,107,913	$60,812,454

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HUEN ELECTRIC, INC.
UNAUDITED COMBINED STATEMENTS OF INCOME

For the Six Months Ended June 30	2018	2017

CONTRACT REVENUES EARNED	$92,237,606	$66,937,677

Cost of Revenues Earned	78,851,604	55,845,308

GROSS PROFIT	13,386,002	11,092,369

Equipment and Shop Expenses	2,508,046	2,006,685
General and Administrative Expenses	5,146,760	4,004,186
Total Operating Expenses	7,654,806	6,010,871

INCOME FROM OPERATIONS	5,731,196	5,081,498

Other (Income) Expenses
Gain on Disposition of Property and Equipment	(8,576)	(39,362)
Dividend Income	(10,280)	—
Interest Income	(41,178)	(21,502)
Interest Expense	7,082	64,023
Profit Sharing Contribution	7,737	—
Equity (Earnings) Loss from Clark Wacker, LLC	(19,411)	—
Loss On Sale of Investments	652,043	—
Directors' Fees	57,000	55,000
Total Other (Income) Expenses	644,417	58,159

INCOME BEFORE NONCONTROLLING INTERESTS IN INCOME OF COMBINED AFFILIATES	5,086,779	5,023,339

Noncontrolling Interests in Income of Combined Affiliates	(717,684)	(825,530)

INCOME BEFORE INCOME TAXES	4,369,095	4,197,809

Income Taxes	428,825	427,498

NET INCOME	$3,940,270	$3,770,311

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HUEN ELECTRIC, INC.
UNAUDITED COMBINED STATEMENTS OF COMPREHENSIVE INCOME

For the Six Months Ended June 30	2018	2017

NET INCOME	$3,940,270	$3,770,311

OTHER COMPREHENSIVE INCOME
Unrealized Gains on Securities:
Unrealized Gains Arising During the Period	16,981	191,552
Reclassification Adjustment for Losses Included in Net Income	652,043	—
TOTAL OTHER COMPREHENSIVE INCOME	669,024	191,552

COMPREHENSIVE INCOME	$4,609,294	$3,961,863

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HUEN ELECTRIC, INC.
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,940,270	$3,770,311

Adjustments to Reconcile Net Income to
Provided (Used) by Operating Activities
Depreciation and Amortization	409,247	289,717
Gain on Disposition of Property and Equipment	(8,576)	(39,362)
Noncontrolling Interests in Income of Combined Affiliates	717,684	825,530
Equity Loss from Investment in Clark Wacker, LLC	(1,000)	—
Accounts Receivable	(3,523,479)	(8,220,574)
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	(10,043,240)	457,685
Refundable Income Taxes	291,126	(378,188)
Prepaid Expenses	7,919	(128,520)
Accounts Payable	7,151,043	109,187
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(1,954,480)	(5,372,967)
Income Taxes Payable	(4,618)	(1,165,908)
Accrued Expenses	947,378	1,660,333
Total Adjustments	(6,010,996)	(11,963,067)
Net Cash Used by Operating Activities	(2,070,726)	(8,192,779)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in Employee Advances	(135,484)	(22,518)
Sales (Purchases) of Investments - Net	6,000,865	(238,526)
Proceeds from Disposition of Property and Equipment	18,390	51,166
Purchase of Property and Equipment	(295,532)	(531,675)
Decrease in Security Deposits	—	23,070
Net Cash Used (Provided) by Investing Activities	5,588,239	(718,483)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of Notes Payable - Former Stockholder	(281,737)	(4,085,872)
Proceeds from Additional Paid-in Surplus	779,337	471,838
Repurchase of Common Stock	(1,830,891)	(747,445)
Distributions paid to the Noncontrolling Interests	—	(353,799)
Distributions to Stockholders	(6,837,551)	(3,578,674)
Net Cash Used by Financing Activities	(8,170,842)	(8,293,952)

NET DECREASE IN CASH	(4,653,329)	(17,205,191)

Cash, Beginning	18,272,401	34,135,521

CASH, ENDING	$13,619,072	$16,930,330

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HUEN ELECTRIC, INC.

Notes To COMBINED Financial Statements (UNAUDITED)

EXPLANATORY NOTE

The combined results of operations for Huen Electric, Inc. (Illinois, New York and New Jersey Corporations) as of and for the six months ended June 30, 2018 and 2017 are set forth below. These results were derived from the unaudited results of Huen Electric, Inc. (Illinois, New York and New Jersey Corporations) and have been included herein for informational purposes.

Company Activity AND OPERATING CYCLE

HUEN ELECTRIC, INC.

Huen Electric, Inc. is engaged in the construction industry, principally as an electrical contractor for industrial and commercial construction projects primarily in the Chicagoland area. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of contract completion, although this may require more than one year. Huen Electric, Inc. is a wholly-owned subsidiary of MI Investments (Huen) Inc.

HUEN NEW YORK, INC.

Huen New York, Inc. is an electrical contractor that engages in commercial and industrial projects in New York. The operations of Huen New York, Inc. are combined as part of Huen Electric, Inc.

HUEN ELECTRIC NEW JERSEY, INC.

Huen Electric New Jersey, Inc. is an electrical contractor that engages in commercial and industrial projects in New Jersey. The operations of Huen Electric New Jersey, Inc. are combined as part of Huen Electric, Inc.

HUEN-SMC JOINT VENTURE

Huen-SMC Joint Venture (“Huen-SMC”), a 70%-owned joint venture, is an electrical contractor that engages in commercial projects in Illinois. The operations of Huen-SMC have been consolidated as part of Huen Electric, Inc.

VADER-HUEN-SMC JOINT VENTURE

Vader-Huen-SMC Joint Venture (“VHS”), a 58%-owned joint venture, is an electrical contractor that engages in commercial projects in Illinois. The operations of VHS have been consolidated as part of Huen Electric, Inc.

HUEN TECHNOLOGY SOLUTIONS, INC.

Huen Technology Solutions Inc. (“HTSI”) was organized in August, 2016 to perform electrical contracting services. In 2017, HTSI was dissolved.

All of the above entities are collectively referred to as the “Company” or the “Entities”.

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HUEN ELECTRIC, INC.

Notes To COMBINED Financial Statements (UNAUDITED)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of management who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

COMBINATION POLICY

The accompanying combined financial statements include the accounts of Huen Electric, Inc. (including its subsidiaries, Huen-SMC Joint Venture, and Vader-Huen-SMC Joint Venture), Huen New York, Inc. and Huen Electric New Jersey, Inc., all of which are under common control. Intercompany transactions and balances have been eliminated in the combination. A majority of the assets and revenues are associated with Huen Electric, Inc.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

METHOD OF REVENUE RECOGNITION

Revenues from long-term construction contracts are recognized on the basis of the Company's estimates of the percentage of completion of individual contracts commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. That portion of the total contract price is accrued which is allocable, on the basis of the Company's estimates of the percentage of completion using the cost-to-cost method, to contract expenditures and work performed. As long-term contracts extend over one or more years, revisions in estimates of cost and earnings during the course of the work are recorded in the accounting period in which the facts which require the revision become known. At the time a loss on any contract becomes known, the entire amount of the estimated ultimate loss is accrued.

Contracts which are substantially complete are considered closed for financial statement purposes. Revenue earned on contracts in progress in excess of billings (underbillings) is classified as a current asset. Amounts billed in excess of revenue earned (overbillings) are classified as a current liability.

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HUEN ELECTRIC, INC.

Notes To COMBINED Financial Statements (UNAUDITED)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INVESTMENTS

Investments are managed by a registered financial representative who places funds with various investment advisory firms.

Investments are categorized as available-for-sale securities and are carried at fair value. Changes in the fair market values between the beginning and the ending of the reporting period, including realized gains and losses, are included in other comprehensive income as unrealized gain or loss on market value variation.

As of June 30, 2018, all of the investments previously held by the Company have been liquidated.

INVESTMENT IN CLARK WACKER, LLC

Huen Electric Inc.’s investment in Clark Wacker, LLC (9.21%) is carried at cost.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the various assets for financial reporting and the Accelerated and Modified Accelerated Cost Recovery Systems for income tax purposes.

NOTE 2—COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

	June 30, 2018	December 31, 2017

Costs Incurred on Uncompleted Contracts	$315,084,098	$236,232,121
Estimated Earnings	36,372,423	22,986,724
	351,456,521	259,218,845
Less Billings to Date	345,975,280	265,735,324
	$5,481,241	$(6,516,479)

Included in the accompanying balance sheets under the following captions:
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$11,875,291	$1,832,051
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(6,394,050)	(8,348,530)
	$5,481,241	$(6,516,479)

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HUEN ELECTRIC, INC.

Notes To COMBINED Financial Statements (UNAUDITED)

NOTE 3—PROPERTY AND EQUIPMENT

	June 30, 2018	December 31, 2017

Construction Equipment	$449,964	$328,477
Small Tools	996,656	994,768
Office Furniture and Equipment	2,036,256	2,012,125
Automobiles and Trucks	2,540,464	2,485,645
Leasehold Improvements	3,930,094	3,923,345
	9,953,434	9,744,360
Less Accumulated Depreciation and Amortization	(8,354,571)	(8,021,968)
	$1,598,863	$1,722,392

NOTE 4—LINE OF CREDIT

The Company has a revolving line of credit of $10,000,000 with The CIBC Bank USA, formerly known as the PrivateBank and Trust Co., which includes Huen New York, Inc. and Huen Electric New Jersey, Inc. as co-borrowers. All outstanding principal and interest advanced under the line is due and payable on or before November 10, 2019. The line is subject to certain financial covenants. As of June 30, 2018, the Company was in compliance with those covenants. The revolving line of credit is collateralized by the Company’s assets. The Company has the option to choose an interest rate of prime (5.00% at June 30, 2018) less .25% or LIBOR.

There were no outstanding borrowings or letters of credit as of June 30, 2018 and December 31, 2017.

NOTE 5—NONCONTROLLING INTERESTS IN COMBINED AFFILIATES

The balance represents the noncontrolling interests’ cumulative share of their net income, capital contributions and capital distributions.

	June 30, 2018	December 31, 2017

Beginning Balance	$554,676	$—
Net Income	717,684	970,023
Distributions	—	(415,347)
	$1,272,360	$554,676

NOTE 6—LEASE COMMITMENTS

The Company conducts operations from office facilities in various locations under operating leases expiring at various dates through 2030. In addition to the base rent, the Company is responsible for its proportionate share of property taxes and operating expenses. The leases are between the Company and related parties.

Future minimum rentals are:
Remainder of 2018	$848,767
2019	1,749,566
2020	1,174,529
2021	760,029
2022	700,297
Thereafter	3,851,532
Aggregate Future Minimum Rentals	$9,084,720

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HUEN ELECTRIC, INC.

Notes To COMBINED Financial Statements (UNAUDITED)

NOTE 7—INCOME TAXES

The Entities are either S - or Limited Liability Corporations. Earnings and losses are included in the personal income tax returns of the stockholders and taxed depending on their personal tax strategies. Accordingly, the Entities will not incur additional federal income tax obligations, but are subject to certain state taxes.

The Entities follow the guidance in the FASB ASC topic on Income Taxes related to Uncertainty in Income Taxes which prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions that the Entities have taken or expect to take in their income tax returns. The Entities believe that they have appropriate support for the positions taken on their tax returns.

NOTE 8—CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 9—SUBSEQUENT EVENT

On July 2, 2018 substantially all of the Company’s assets and liabilities were acquired by MYR Group, Inc., a holding company of specialty electrical construction service providers. The total consideration received was approximately $47.1 million, subject to working capital and net asset adjustments. Additionally, there could also be contingent payments based on the successful achievement of certain performance targets and continued employment of certain key executives of the Company.

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